CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-57985) of DocuCorp International, Inc. of our report dated September 9, 1999 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated September 9, 1999 relating to the financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Dallas, TX
October 29, 1999


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